EXHIBIT 99.1

SATCON® REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS

•                  Quarterly revenues increase over 480% with gross margins on target

•                  Backlog reaches $132.6 million

•                  Reiterates guidance for Q4 2010

Boston, Massachusetts — October 28, 2010 - Satcon Technology Corporation® (NASDAQ CM:SATC), a leading provider of utility scale power solutions for the renewable energy market, today announced its results for the third quarter ended September 30, 2010.

	Three Months Ended			Nine Months Ended
(in millions, except per share data)	Sept 30, 2010	Oct 3, 2009	% Change	Sept 30, 2010	Oct 3, 2009	% Change
Revenue	$58.4	$10.0	481%	$100.7	$31.0	224%
Gross Margin (Loss)	27%	-4%		23%	1%
Operating Income (Loss)	$1.7	$(7.4)	—	$(10.6)	$(19.5)	46%
Net Loss Attributable to Common Shareholders	$(1.6)	$(8.6)	81%	$(17.3)	$(27.6)	37%
Net Loss Attributable to Common Shareholders per weighted average share, basic and diluted	$(0.02)	$(0.12)	83%	$(0.24)	$(0.47)	49%

“Satcon posted another record quarter with sales reaching $58.4 million, representing over 480% growth from what we reported in the same period a year ago, and exceeding our preliminary revenue projection of $56 million to $58 million” said Steve Rhoades, Satcon’s President and Chief Executive Officer.  “We also grew gross margin to 27%, which was in line with our guidance and ahead of last quarter’s gross margin of 21%.”

Bookings for the first nine months of 2010 totaled over $200 million, which represented 800MW of orders for Satcon’s products, with 54% of that demand coming from North America, 29% from Europe and 17% from Asia Pacific.

For the first nine months of 2010, the company shipped 380 MW of its industry-leading PowerGate® Plus, Prism®, and Solstice® solutions.  Satcon’s 500kW PowerGate Plus solution continued to be its strongest performing product, shipping over 249 MW during the period, and representing a 493% growth over the number of 500kW PowerGate Plus units shipped in the first nine months of 2009.

At September 30, 2010, the company’s backlog, which consists of purchase orders with customers, was $93 million.  Backlog from North America topped the list representing 54% of orders to be delivered.  Asia contributed 33%, while Europe contributed 13%.  Backlog as of October 27, 2010 totaled $132.6 million, of which about 85% is currently expected to ship in the next two quarters.

“Given the continued strength of the utility scale market, coupled with our robust revenue growth and current backlog and pipeline, we continue to believe that we will acquire 20 percent of the global market for PV inverters at 250 kilowatt and above in 2011,” Rhoades continued.

Recent customer wins and company highlights include:

•                  Raised $37.5 million in a public offering of common stock driven by the company’s successful strategic and operational performance year to date and current market position.

•                  Selected for a 1.2MW showcase installation at a water treatment facility in Kent County, Delaware.  The ARRA funded project will be the first commercial side by side installation utilizing Satcon’s 100kW PowerGate Plus and Solstice solutions.

•                  Selected to supply 63MWs of its Solstice 500kW solutions for a PV plant in the U.S. Commonwealth of Puerto Rico.  The CIRO One installation will be the largest ground mounted solar PV plant in the U.S.

•                  Announced the general availability of Satcon Equinox™ in North America and Europe.  Equinox is Satcon’s next generation utility ready inverter solution with 98.5% efficiency.

•                  Expanded its partnership with GCL Solar Limited to include a strategic manufacturing agreement that will enhance the company’s availability of its 500kW PowerGate Plus line of solar PV inverters for the Asia Pacific market and create an additional 500MWs of manufacturing capacity.

•                  Enhanced Satcon’s portfolio of industry leading solar PV inverter technologies with the launch of the Satcon Solstice 500kW central inverter system solution, now available in North America.

•                  Chosen by Enfinity, a leading worldwide solar energy development company, to supply PowerGate Plus 500kW solutions for two power stations at one of France’s largest solar farms.

“By concentrating our efforts on next-generation technologies, coupled with the expansion of our international sales and service, and manufacturing footprint, we are positioning Satcon for long-term growth and with a clear differentiation from our current and future competitors,” said Rhoades.  “As we look to the remainder of 2010, we expect our fourth quarter revenues will increase significantly to between $70 million and $75 million and our gross margin percentage to be between 28% and 32%.  On the strength of our bookings pipeline and diversification of our geographic presence, we do not expect revenues in the first quarter of 2011 to be affected by the seasonality we’ve experienced in recent years.”

Conference Call Reminder

The company will hold a conference call to review its financial results and business highlights today, October 28, 2010 at 8:30 a.m. ET.  During the conference call, the company may answer questions concerning business and financial developments and trends, and other business and financial matters. The company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call will be webcast live over the Internet and can be accessed on the Investor Relations section of the company’s website at http://investor.satcon.com.  The conference call also can be accessed by dialing (877) 407-8289 (U.S. and Canada) or (201) 689-8341 (International).  Interested parties that are unable to listen to the live call may access an archived version of the webcast on Satcon’s website.

About Satcon

Satcon Technology Corporation is a leading provider of utility-grade power conversion solutions for the renewable energy market, enabling the industry’s most advanced, reliable, and proven clean energy alternatives.  For more than ten years, Satcon has designed and delivered advanced power conversion products that enable large-scale producers of renewable energy to convert the clean energy they produce into grid-connected efficient and reliable power.  To learn more about Satcon, please visit http://www.Satcon.com.

Safe Harbor

Statements made in this document that are not historical facts or which apply prospectively are forward-looking statements that involve risks and uncertainties.  These forward-looking statements are identified by the use of terms and phrases such as “will,” “intends,” “believes,” “expects,” “plans,” “anticipates” and similar expressions.  Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the company’s expectation.  Additional information concerning risk factors is contained from time to time in the company’s SEC filings, including its Annual Report on Form 10-K and other periodic reports filed with the SEC.  Forward-looking statements contained in this press release speak only as of the date of this release.  Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date.  The company expressly disclaims any obligation to update the information contained in this release.

Contact

Leah Gibson

Investor Relations

Satcon Technology Corporation
(617) 897-2400
leah.gibson@Satcon.com

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$11,334,854	$13,369,208
Restricted cash and cash equivalents	—	34,000
Accounts receivable, net of allowance of $854,887 and $196,909 at September 30, 2010 and December 31, 2009, respectively	55,216,395	17,577,640
Unbilled contract costs and fees	174,342	202,228
Inventory	28,438,176	11,898,571
Prepaid expenses and other current assets	3,103,885	717,535
Current assets of discontinued operations	—	35,004

Total current assets	98,267,652	43,834,186
Property and equipment, net	4,956,478	4,633,926
Non-current assets of discontinued operations	—	224,227

Total assets	$103,224,130	$48,692,339

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Line of credit	$15,000,000	$3,000,000
Notes payable, current portion	1,563,642	—
Accounts payable	40,222,141	20,751,975
Accrued payroll and payroll related expenses	3,489,072	2,235,349
Other accrued expenses	6,635,564	2,710,568
Accrued restructuring costs	207,129	38,034
Deferred revenue, current portion	6,280,031	451,008
Current liabilities of discontinued operations	—	117,702
Total current liabilities	73,397,579	29,304,636
Warrant liabilities.	5,428,437	4,976,774
Notes payable, net of current portion and discount of $950,238	9,486,120	—
Deferred revenue, net of current portion	8,875,934	5,531,413
Redeemable convertible Series B preferred stock (75 shares issued and outstanding at September 30, 2010 and December 31, 2009; face value $5,000 per share; liquidation preference at September 30, 2010 $375,000)	375,000	375,000
Other long-term liabilities	228,342	280,472
Total liabilities	97,791,412	40,468,295
Commitments and contingencies
Redeemable convertible Series C preferred stock (25,000 shares issued and outstanding at September 30, 2010 and December 31, 2009, face value $1,000 per share, liquidation preference $28,534,932 and $27,600,000 at September 30, 2010 and December 31, 2009, respectively)	26,503,432	22,257,423

Stockholders’ deficit:
Common stock; $0.01 par value, 200,000,000 shares authorized; 78,540,071 and 70,567,781 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	$785,401	$705,678
Additional paid-in capital	223,245,348	218,599,384
Accumulated deficit	(243,671,895)	(231,656,734)
Accumulated other comprehensive loss	(1,429,568)	(1,681,707)
Total stockholders’ deficit	(21,070,714)	(14,033,379)
Total liabilities and stockholders’ deficit	$103,224,130	$48,692,339

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2010	October 3, 2009	September 30, 2010	October 3, 2009

Product revenue	$58,381,821	$10,040,941	$100,741,773	$31,048,409
Cost of product revenue	42,678,081	10,466,120	77,267,220	30,686,604

Gross margin (loss)	15,703,740	(425,179)	23,474,553	361,805

Operating expenses:
Research and development	4,320,274	2,187,554	9,763,129	6,302,978
Selling, general and administrative	9,677,483	4,611,625	23,539,849	13,377,847
Restructuring charge	—	211,267	783,701	211,267

Total operating expenses from continuing operations	13,997,757	7,010,446	34,086,679	19,892,092

Operating income (loss) from continuing operations	1,705,983	(7,435,625)	(10,612,126)	(19,530,287)

Change in fair value of warrant liabilities	(1,269,118)	(305,289)	(1,038,105)	(3,899,623)
Other income (loss), net	340,387	384,261	20,929	(241,329)
Interest income	—	2,956	185	8,523
Interest expense	(628,255)	(38,919)	(917,651)	(259,103)
Net income (loss) from continuing operations	148,997	(7,392,616)	(12,546,768)	(23,921,819)

Gain on sale of discontinued operations, net	—	—	500,217	—
Income (loss) from discontinued operations, net	—	135,303	31,390	77,110
Net income (loss)	148,997	(7,257,313)	(12,015,161)	(23,844,709)

Deemed dividend and accretion on Series C preferred stock	(1,359,514)	(978,257)	(4,167,639)	(2,687,277)
Dividend on Series C preferred stock	(384,613)	(320,180)	(1,108,370)	(1,028,269)
Net loss attributable to common stockholders	$(1,595,130)	$(8,555,750)	$(17,291,170)	$(27,560,255)

Net loss per weighted average share, basic and diluted:
From loss on continuing operations attributable to common stockholders	$(0.02)	$(0.12)	$(0.25)	$(0.47)
From loss on discontinued operations	—	—	—	—
From gain on sale of discontinued operations	—	—	$0.01	—
Net loss attributable to common stockholders per weighted average share, basic and diluted	$(0.02)	$(0.12)	$(0.24)	$(0.47)

Weighted average number of common shares, basic and diluted	75,467,911	70,239,878	72,633,858	58,831,835